                           Conectiv Operating Services
                                     Company

                                      15.2

                       Certificate of Ownership and Merger
                           of DelCal Operating Company
                              Filed January 9, 1998

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                       OF
                            DELCAL OPERATING COMPANY
                            (a Delaware Corporation)
                                  WITH AND INTO

                       DELMARVA OPERATING SERVICES COMPANY
                            (a Delaware Corporation)


                         Pursuant to Section 253 of the
                       General Corporation Law of Delaware


                  Delmarva Operating Services Company, organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"),

                  DOES HEREBY CERTIFY AS FOLLOWS:

                  FIRST: That it owns 100% of the stock of DelCal Operating Company, a corporation incorporated on the 12th day of January, 1996, pursuant to the provisions of the General Corporation Law of the State of Delaware;

                  SECOND: That the following resolutions have been adopted by the Board of Directors of the Company by unanimous written consent on January 8, 1998:

                             "NOW, THEREFORE, BE IT RESOLVED, That the Board of
                    Directors deems it advisable and in the best interest of the Company that DelCal Operating Company, a Delaware corporation, which i's a wholly owned subsidiary of the Company, be merged with and into the Company; and

                             FURTHER RESOLVED, That the proper officers of the
                    Company be, and they hereby are, authorized on behalf of the Company, to execute and file with the appropriate government agencies a Certificate of Ownership and Merger; and

                             FURTHER RESOLVED, That any one or more of the
                    President, Vice President, General Manager or other proper officers of the Company be, and each of them is authorized and directed on behalf of the Company to take all such other action, including the preparation, execution, acknowledgment, delivery and filing of applications, certificates, undertakings, notices and other agreements and documents, with appropriate persons, including governmental authorities, as they may deem necessary or advisable in order to carry out and effectuate the intent and purposes of the foregoing resolutions; and

                           FURTHER RESOLVED, That all actions heretofore taken
                  by any officer, director or other representative of the Company in connection with the actions contemplated by the foregoing resolutions be, and they hereby are, approved, ratified and confirmed in all respects."

         THIRD: That the merger evidenced by this certificate shall become effective as of January 9, 1998.

         FOURTH: That the Certificate of Incorporation of the Company shall be the Certificate of Incorporation of the surviving corporation.

         FIFTH: That this merger has been adopted and approved in accordance with Section 253 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Delmarva Operating Services, a Delaware corporation has caused this certificate to be signed by its President this 9th day of January 1998.


                                            DELMARVA OPERATING SERVICES COMPANY


                                            By: _____________________________
                                                Thomas S. Shawl
                                                President

ATTEST:


By: __________________________
    Donald P. Connelly
    Secretary